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                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 16, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and our report dated February 16, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account A, both of which are contained in the Statement of Additional Information, in Post-Effective Amendment No. 11 to the Registration Statement (Form N-4 File Nos. 33-79112 and 33-46217).





                                                   ERNST & YOUNG LLP



Boston, Massachusetts
April 24, 2001